Exhibit 10.198
LIBERTY MUTUAL AGENCY CORPORATION
EXECUTIVE MANAGEMENT INCENTIVE COMPENSATION PLAN
SECTION 1. PURPOSE: The purpose of the Liberty Mutual Agency Corporation (the “Company”) Executive Management Incentive Compensation Plan is to advance the interests of the Company and its shareholders by providing performance-based incentives to the Company’s executive officers.
SECTION 2. EFFECTIVE DATE: The effective date of this Plan is January 1, 2010. This Plan shall remain in effect until termination of this Plan pursuant to Section 12 below.
SECTION 3. DEFINITIONS: As used in this Plan, unless the context otherwise requires, each of the following terms shall have the meaning set forth below.
(a)	“Affiliated Employer” means any corporation, partnership, limited liability company or other entity that is required to be considered, together with the Company, as a single employer under Section 414(b) of the Code (employees of controlled group of corporations) or Section 414(c) of the Code (employees of partnerships or limited liability companies under common control). For purposes of determining a controlled group of corporations under Section 414(b), the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Section 1563(a)(1), (2), and (3) of the Code. For purposes of determining trades or businesses that are under common control for purposes of Section 414(c) of the Code, “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Treas. Reg. Sect. 1.414(c)-2. An entity shall not be considered an “Affiliated Employer” for any period of time prior to satisfying the controlled group or common control tests described above.

(b)	“Award” shall mean, for any Performance Period, an award providing a Covered Executive the opportunity to earn incentive compensation hereunder subject to the terms and conditions of this Plan.

(c)	“Board of Directors” or “Board” shall mean the board of directors of the Company.

(d)	“Change in Control” shall mean the earliest to occur of the following events:
(i)	The purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of the 1934, as amended (the “Exchange Act”), or any comparable successor provisions (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any portion of the Company’s then outstanding shares of common stock or other voting securities (or securities convertible into voting securities) entitled to vote generally in the election of the Board after which Liberty Mutual Holding Company Inc., (together with any employee benefit plan or arrangement (or any trust forming a part thereof) maintained by Liberty Mutual Holding Company Inc., Liberty Mutual Group Inc., Liberty Mutual Insurance Company, affiliates controlled by Liberty Mutual Insurance Company, the Company, or an Affiliated Employer) does not, immediately thereafter, own directly or indirectly through one or more subsidiaries at least fifty-one percent (51%) (on a fully distributed and diluted basis) of the combined voting power of the Company’s then outstanding securities entitled to vote (and securities convertible into securities entitled to vote) generally in the election of the Board; or
(ii)	The consummation of a merger (including, without limitation, a share exchange, consolidation, reorganization or similar business combination under applicable law) of the Company with any other business entity unless the Persons who were holders of the Company’s Class B common stock immediately prior to the merger beneficially own immediately thereafter, directly or indirectly, more than fifty percent (50%) of the combined voting power of the issued and outstanding securities entitled to vote in the election of the board of directors of the successor or survivor entity; or

(iii)	The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets in one or more transactions to an unrelated entity.
Notwithstanding the foregoing, a Change in Control shall not be considered to have occurred because fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote (and securities convertible into securities entitled to vote) are beneficially owned by a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by Liberty Mutual Holding Company Inc., Liberty Mutual Group Inc., Liberty Mutual Insurance Company, affiliates controlled by Liberty Mutual Insurance Company, the Company, or an Affiliated Employer.

(e)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any references to a particular section of the Code shall be deemed to include any successor provision thereto.

(f)	“Committee” shall mean the Compensation Committee of the Board or any subcommittee thereof.

(g)	“Company” shall mean Liberty Mutual Agency Corporation.

(h)	“Covered Executive” shall mean the Company’s “executive officers” as defined under Rule 3b-7 of the Securities Exchange Act of 1934, as amended. For avoidance of doubt, an “executive officer” employed by Liberty Mutual Group Inc. during 2010 shall be a Covered Executive with respect to the 2010 Performance Period.

(i)	“Disability” shall mean a physical or mental condition of an apparently permanent nature which prevents a Participant from performing the principal duties of the Participant’s regular occupation with the Company or an Affiliated Employer, as determined to the sole satisfaction of the Committee.

(j)	“Maximum Amount” for an Award shall mean $5,000,000 or such lower amount designated by the Committee within the time period permitted under Section 6(a) or, solely with respect to the 2010 Performance Period, the amount set forth in Appendix A hereto.

(k)	“Net Earnings” shall mean, for each Performance Period, the Company’s net earnings from continuing operations as reported in the Company’s financial statements, including accompanying footnotes and management’s discussion and analysis. Notwithstanding the foregoing, Net Earnings will be determined by:
(i)	Excluding one or more of the following items if doing so would result in an increase to Net Earnings for the then current Performance Period — (1) extraordinary items (as determined by the Company’s independent auditors in accordance with Generally Accepted Accounting Principles); (2) restructuring and/or other nonrecurring charges (as reported in the Company’s financial statements for the Performance Period); (3) losses from catastrophes (as designated by the Insurance Service Office’s Property Claims Service Group, the Lloyd’s Claim Office or comparable report or organization generally recognized by the insurance industry) in the Company’s “ongoing” businesses (to the extent reported in the Company financial statements for the Performance Period); (4) exchange rate effects, as applicable, for non-U.S. dollar denominated operating earnings; (5) the effects of any statutory adjustments to corporate tax rates; and (6) the impact of discontinued operations, and

(ii)	Not adjusting for changes in accounting if doing so would increase Net Earnings for the then current Performance Period.
(l)	“Participant” shall mean (i) with respect to the 2010 Performance Period, a Covered Executive set forth in Appendix A and (ii) for any other Performance Periods, a Covered Executive selected by the Committee under Section 5 to participate in this Plan for such Performance Period.

(m)	“Performance Goal” shall mean achieving Net Earnings equal to $600,000,000 during the Performance Period.

(n)	“Performance Period” shall mean the Company’s fiscal year.

(o)	“Plan” shall mean the Liberty Mutual Agency Corporation Executive Management Incentive Compensation Plan, as amended from time to time.

(p)	“Registration Date” shall mean the date on which the Company sells its Class A common stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended.

(q)	“Retirement” shall mean retirement from active employment with the Company and its Affiliated Employers on or after meeting the requirements for normal retirement or early retirement under the Liberty Mutual Retirement Benefit Plan (with respect to employment termination prior to January 1, 2011) or the Liberty Mutual Agency Corporation Retirement Benefit Plan (with respect to employment termination after December 31, 2010). For avoidance of doubt, Retirement shall not include termination of the Participant’s employment for cause by the Company or its Affiliated Employers regardless of whether such Participant qualifies for normal or early retirement under either the Liberty Mutual Retirement Benefit Plan or the Liberty Mutual Agency Corporation Retirement Benefit Plan.

(r)	“Transition Period” shall mean the period beginning with the Registration Date and ending as of the earlier of: (i) the date of the first annual meeting of stockholders of the Company at which directors are to be elected that occurs after the close of the third calendar year following the calendar year in which the Registration Date occurs; and (ii) the expiration of the “reliance period” under Treasury Regulation Section 1.162-27(f)(2).
SECTION 4. ADMINISTRATION: Subject to the express provisions of this Plan, the Committee shall have full power and authority to interpret this Plan, to prescribe, amend, and rescind rules and regulations relating to it, to select Participants, to determine the amount of any Awards and to make all other determinations deemed necessary, appropriate or advisable for the administration of this Plan. The Committee may also correct any defect, supply any omission or reconcile any inconsistency in this Plan in the manner and to the extent it shall deem desirable to carry this Plan into effect. In exercising its authority, the Committee may use such objective or subjective factors as it determines to be appropriate in its sole discretion. Any interpretation or determination made and any action taken by the Committee under this Plan shall be within the sole discretion of the Committee, may be made at any time, and shall be final, binding and conclusive for all purposes on all persons, including, but not limited to, Participants, their legal representatives and beneficiaries and employees of the Company and its Affiliated Employers. Before any payments are made under this Plan, the Committee shall certify in writing that the Performance Goal has been met in compliance with the requirements of Section 162(m). No member of the Committee shall be eligible to participate in this Plan.
SECTION 5. ELIGIBILITY: The Covered Executives set forth in Appendix A shall be eligible to participate in this Plan for the 2010 Performance Period. The Committee shall designate which Covered Executives shall be eligible to participate in this Plan for all other Performance Periods.
SECTION 6. AWARDS:
(a)	The Committee may make Awards to Covered Executives with respect to a Performance Period, subject to the terms and conditions set forth in this Plan. The Committee shall designate in writing the Covered Executives who will be eligible to earn a payment under an Award for a Performance Period and the Maximum Amount applicable to each designated Covered Executive within 90 days after the commencement of such Performance Period or such other date as required by Section 162(m) of the Code and the regulations promulgated thereunder. The Maximum Amount of the Awards provided to the Covered Executives for the 2010 Performance Period is set forth in Appendix A hereto.

(b)	Upon the certification in writing of the attainment of the Performance Goal with respect to a Performance Period, and prior to payment of an Award, each Covered Executive shall be deemed to have earned a payment equal to the Award’s Maximum Amount. Notwithstanding the foregoing, the Committee may reduce the amount to be paid to a Participant with respect to an Award in its sole discretion to any amount less than the Maximum Amount, including zero. The Committee shall take into account such factors as it considers appropriate when exercising its discretion, and its determination of the amount to be paid under this Plan shall be final and binding on all parties. In no event shall the Committee increase the Maximum Amount payable under an Award for a Performance Period after it is set or waive the achievement of the Performance Goal for a Performance Period.
SECTION 7. PAYMENT OF AWARDS:
(a)	Subject to the provisions of Section 7(b) and Section 7(c) below, each Participant shall be eligible to receive payment of his or her Award under this Plan with respect to the most recent Performance Period not later than the next following March 15th; provided, however, that payment of an Award may be deferred in accordance with a written election by a Participant under a deferred compensation plan as may be permitted by the Committee. Awards may be paid in cash, stock, restricted stock, options, other stock-based or stock-denominated units or any combination thereof as determined by the Committee.

(b)	Payment of amounts under an Award under this Plan with respect to a Performance Period requires that the Participant be an active employee of the Company or one of its direct subsidiaries on the March 15th next following such period or, if earlier, the actual payment date. A Covered Executive who terminates employment prior to the payment date for an Award forfeits any rights to receive a payment with respect to that Award. Notwithstanding the foregoing:
(i)	A Participant who ceases to be a Covered Executive but remains employed by the Company or an Affiliated Employer during a Performance Period shall be eligible to receive a pro rata amount of the amount that otherwise may be payable under Section 6 above with respect to an Award relating to such Performance Period.

(ii)	A Participant who dies, suffers a Disability or terminates employment due to Retirement on or after April 1st during a Performance Period shall be eligible to receive a pro rata amount of the amount that otherwise may be payable under Section 6 above with respect to an Award relating to such Performance Period. If a Participant dies, suffers a Disability or terminates employment due to Retirement prior to April 1st of a Performance Period, any Award relating to such Performance Period shall be immediately forfeited.

(iii)	In the event of a Change in Control, the Committee shall determine whether the Company has met the Performance Goal with respect to the Performance Period in which the Change in Control occurs (the “Change in Control Performance Period”). Solely for purposes of this Section 7(b)(iii), the Committee shall make this determination by comparing financial results for the Change in Control Performance Period against a pro rata amount of the Performance Goal. Any amount that the Committee determines shall be paid to a Covered Executive with respect to the Change in Control Performance Period shall be paid within five business days after such Change in Control.
For purposes of this Section 7(b), with respect to an amount to be calculated under either clause (i), (ii) and (iii) hereof, “pro rata” means a fraction, the numerator of which shall be the number of actual days the Participant worked for the Company or its direct subsidiaries during the applicable Performance Period, and the denominator of which shall be 365. Any pro rata payment of an Award under this Section 7(b) shall remain subject to the attainment of the applicable Performance Goal (subject to adjustment under clause (iii) in the event of a Change in Control) by the Company.

(c)	Amounts paid under this Plan shall be subject to the recovery by the Company under the Company’s compensation recovery policy as in effect from time to time.
SECTION 8. WITHHOLDING: The Committee may make such provisions and take such steps as it may deem necessary and appropriate for the withholding of any taxes that the Company is required by law or regulation of any governmental authority, whether federal, state, local, domestic, or foreign, to withhold in connection with an Award, including, but not limited to, withholding cash or common stock due or to become due with respect to an Award.
SECTION 9. NO RIGHT TO AWARDS: No Covered Executive shall have any claim to be granted any Award under this Plan, and there is no obligation for uniform treatment of employees under this Plan. The terms and conditions of Awards need not be the same with respect to different Participants.
SECTION 10. NO RIGHT TO EMPLOYMENT: The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or an Affiliated Employer. The Company may at any time terminate a Covered Executive’s employment free from any liability or any claim under this Plan, unless otherwise specifically provided hereunder.
SECTION 11. OTHER AWARDS:
(a)	Nothing in this Plan shall be construed as limiting the authority of the Committee, Board, the Company or any Affiliated Employer to establish any other compensation plan, or in any way limiting its or their authority to pay bonuses or supplemental compensation to any persons employed by the Company or an Affiliated Employer, whether or not such person is a Participant in this Plan and regardless of how the amount of such bonuses or compensation is determined. Notwithstanding the foregoing, a Participant shall not be eligible or otherwise entitled to receive a payment under the Liberty Mutual Management Incentive Compensation Plan upon earning a payment under this Plan with respect to the 2010 Performance Period.

(b)	Awards under this Plan shall not constitute compensation for the purpose of determining participation or benefits under any other plan of the Company unless specifically included as compensation in such plan.
SECTION 12. TERMINATION AND AMENDMENT: Subject to the approval of the Board, where required, the Committee may at any time and from time to time alter, amend, suspend, or terminate this Plan in whole or in part; provided, however, that no action which requires shareholder approval in order for this Plan to comply with Section 162(m) of the Code, the Securities Exchange Act of 1934, as amended, or stock exchange listing requirements shall be effective unless such action is approved by the shareholders of the Company. Notwithstanding the foregoing, no termination or amendment of this Plan may, without the consent of the Participant to whom a payment under an Award has been determined for a completed Performance Period but not yet paid, adversely affect the rights of such Participant in such Award.
SECTION 13. SECTION 162(m): Notwithstanding any other provision of this Plan to the contrary, prior to the Registration Date and during the Transition Period, the provisions of this Plan requiring compliance with Section 162(m) of the Code for Awards intended to qualify as “performance-based compensation” shall only apply to the extent required by Section 162(m) of the Code. This Plan is intended to be subject to the relief set forth in Treasury Regulation Section 1.162-27(f)(1) and shall be interpreted accordingly during the Transition Period. The “material terms of the performance goal” (within the meaning of Treasury Regulation Section 1.162-27(e)(4)) under which Awards may be granted under this Plan for periods after the Transition Period shall be subject to the approval by a majority stockholder vote in accordance with Section 162(m) of the Code and the Treasury Regulations promulgated thereunder.
SECTION 14. APPLICABLE LAW: All questions pertaining to the construction, regulation, validity and effect of the provisions of this Plan shall be determined in accordance with the laws of the Commonwealth of Massachusetts without regard to principles of conflict of laws.

SECTION 15. OTHER PROVISIONS:
(a)	No member of the Committee or the Board, and no officer, employee or agent of the Company or its Affiliated Employers shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or employee, or, except in circumstances involving bad faith, for anything done or omitted to be done in the administration of this Plan.

(b)	If any provision of this Plan or any Award is, becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or would disqualify this Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of this Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of this Plan or such Award shall remain in full force and effect.

(c)	Neither this Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliated Employer and a Participant or any other person. To the extent any person acquires a right to receive payments from the Company or an Affiliated Employer pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliated Employer.

(d)	Headings are given to the Sections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provisions thereof.

(e)	Unless otherwise determined by the Committee, no Participant or beneficiary may sell, assign, transfer, discount, or pledge as collateral for a loan, or otherwise anticipate any right to payment under this Plan other than by will or by the applicable laws of descent and distribution.

(f)	The Committee may adopt, amend, or terminate arrangements, not inconsistent with the intent of this Plan, to make available tax or other benefits under the laws of any foreign jurisdiction to Participants subject to such laws or to conform with the laws and regulations of any such foreign jurisdiction.
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     IN WITNESS WHEREOF, the Company has caused this Plan to be executed in its name and behalf this ___ the day of ___________ 2010, by its duly authorized officer, effective as of January 1, 2010.
LIBERTY MUTUAL AGENCY CORPORATION

By:

Its:

Witness:

By:

Its:

APPENDIX A
COVERED EXECUTIVES AND MAXIMUM AMOUNT
FOR THE
2010 PERFORMANCE PERIOD
The Covered Executives for the 2010 Performance Period and the Maximum Amount of their Awards for the 2010 Performance Period are as follows:

Name of Covered Executive	Maximum Amount
Gary R. Gregg	$2,700,000
Michael J. Fallon	$1,000,000
Michael H. Hughes	$1,200,000
Scott R. Goodby	$1,200,000
Joseph A. Gilles	$1,000,000
Timothy A. Mikolajewski	$1,000,000
Edmund C. Kenealy	$1,000,000